SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

Oasis Management Company Ltd.
Seth Fischer
Ella Benson

Eugenio De la Garza Diaz

Laurie L. Dotter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DATED April 14, 2021

STRATUS PROPERTIES INC.

__________________________

PROXY STATEMENT

OF

OASIS MANAGEMENT COMPANY LTD.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Oasis Management Company Ltd. and certain of its affiliates (as identified in Annex I, “Oasis”, “we”, “our” or “us”), the nominees named in Proposal 1 (the “Nominees”), and the nominee named in Proposal 5 (the “Proposal Nominee” and together with the Nominees and Oasis, the “Participants”) in connection with the solicitation of proxies from the stockholders of Stratus Properties Inc., a Delaware corporation (“Stratus” or the “Company”).

We believe that while Stratus has tremendous assets, it is deeply undervalued. In our view, this reality is the result of the Stratus Board and management team’s persistent inability to execute on stated strategy and deliver value on the Company’s first-class real-estate assets.1 We believe that the Nominees and the Proposal Nominee will bring much needed stockholder perspectives to the current board of directors of the Company (the “Board”). We are therefore seeking your support at the upcoming 2021 annual meeting of stockholders (the “Annual Meeting”), to be held at the W Austin Hotel located at 200 Lavaca Street, Austin, Texas 78701, on Friday, June 4, 2021, at 8:30 a.m. Central Standard Time, unless adjourned or postponed to a later date, with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about April 14, 2021.

Proposal		Our Recommendation

1.	To elect Oasis’ slate of two director nominees — Ella Benson and Jamie Eugenio De la Garza Diaz (each, a “Nominee” and collectively, the “Nominees”), to serve as Class II directors and to hold office for a term of three (3) years or until their successors have been duly elected and qualified.	FOR each of the Nominees

2.	To approve, by a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers.	AGAINST

3.	To ratify the Company’s appointment of BKM Sowan Horan, LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.	FOR

4.	To approve, by a non-binding advisory vote, the Rights Agreement (the “Poison Pill”) by and between the Company and Computershare, Inc.	AGAINST
5.	To approve, by a nonbinding advisory vote, the expansion of the Board by one director and the appointment of the Proposal Nominee to fill the newly created vacancy.	FOR

6.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

______________________________

1 For a thorough analysis of the calculations underpinning our view, see our presentation filed on Schedule 14A with the SEC on March 1, 2021 (the “Oasis Presentation”).

2

The Board is currently composed of seven directors divided into three classes. The terms of two Class II directors will expire at the Annual Meeting and, according to the Company’s definitive proxy statement for the Annual Meeting filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 12, 2021 (the “Company’s Proxy Statement”), there will be two directors elected at the Annual Meeting. Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees and the Proposal Nominee named herein to serve as directors, who if elected would only constitute a minority of the Board. The names, backgrounds and qualifications of the Company’s nominees and the directors who are continuing in office, and other information about them, can be found in the Company’s Proxy Statement. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as April 8, 2021. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 8,234,828 shares of common stock, par value $0.01 per share (“Common Stock”), outstanding according to the Company’s Proxy Statement. As of the close of business on April 8, 2021, the Participants beneficially owned 1,125,690 shares of Common Stock in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR” each of the Nominees to the Board, “AGAINST” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, and “FOR” Proposal 5.

This proxy solicitation is being made by Oasis, the Nominees and the Proposal Nominee, and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 15.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, (“Okapi”), toll free at (877) 566-1922 or collect at (212) 297-0720.

3

BACKGROUND OF THIS PROXY SOLICITATION

Oasis, one of the Company’s largest shareholders, is nominating the Nominees and the Proposal Nominee, because it believes the Company needs a refreshed and independent Board put forth by the Company’s stockholders (not cherry-picked in advance by a classified Board, which has five directors who, cumulatively, have almost one hundred years of experience at Stratus).2

We invested in Stratus because we believe its shares are undervalued and represent an attractive investment opportunity. In spite of what we see as many years of poor oversight and mismanagement, Stratus has a collection of businesses and assets that we believe – with a refreshed shareholder-chosen Board, sound strategy, more prudent expense structure, appropriate capital allocation and effective, independent oversight, and improved corporate governance to create genuine accountability – could be worth significantly more than the value currently ascribed by the market.

Oasis’ Plan for Value Creation

As discussed in materials previously filed with the SEC3 and as detailed below, Oasis has called on the Company to (i) improve its corporate governance and (ii) develop and execute an effective business strategy to close the stock’s discount to net asset value.

I.       Corporate Governance Reform: We believe Stratus needs to take the steps necessary to overhaul its current corporate governance model and refresh its Board with new directors who are motivated and capable of doing so.4 Below are what Oasis sees as the primary corporate governance impediments to unlocking shareholder value at Stratus.

•	Board Chair and CEO Roles are Not Separated: The CEO does not answer to an independent chair and is therefore, in essence, monitoring himself.

•	Board is Staggered into Three Classes: In contrast to the majority of Russell 3,000 companies,[5] Board members at Stratus are not electorally accountable to shareholders on an annual basis and shareholders cannot seek to replace more than approximately one third of the Company’s directors during any given year. This fosters an atmosphere of entitlement and entrenchment in the boardroom.

•	Over-Tenured Directors: Stratus’ Legacy Board Members have an average director tenure exceeding 18 years. A refreshment of the Board, the Legacy Board Members in particular, is in Oasis’ view necessary to unlock shareholder value.

•	Shareholders are Restricted from Calling Special Meetings or Acting by Written Consent: This places further restriction on a shareholder franchise that is already barred from voting on the annual election of all directors.

•	Executive Compensation Misaligned: From 2017 through 2019, the Company’s CEO earned in excess of $5mm despite the fact that shareholders earned -2% over the same time period.[6] This is evidence of a lack of correlation between executive compensation and performance. Oasis believes that executive compensation should be tied, in part, to a formulaic compensation scheme that ties pay to performance (i.e. the Company’s stock price).

______________________________

2 The combined tenures of William H. Armstrong III, James C. Leslie, Michael D. Madden, Charles W. Porter and James E. Joseph (collectively, the “Legacy Board Members”).

3 See the Oasis Presentation.

4 This can be achieved through a combination of unilateral action at the Board level as well as by providing shareholders with the opportunity to vote to amend the Company’s organizational documents, as applicable.

5 See https://corpgov.law.harvard.edu/2020/10/18/corporate-board-practices-in-the-russell-3000-and-sp-500/

6 Earnings are based on total compensation disclosed in the Company’s proxy statements of the same time period.

4

II.       Develop and Execute an Effective Business Strategy: Our strategic plan for Stratus is simple: Close the stock’s discount to net asset value by executing on the plan the Company laid out five years ago but failed to achieve.7 Below are what Oasis sees as the primary steps that need to be taken to effect and execute on the plan.

•	Halt REIT Exploration: In the initial five years following a REIT conversion, it is disadvantageous, from a tax perspective, to dispose of assets with a low basis due to the potential for REIT shareholders to face double taxation. This reality would effectively halt the possibility of asset sales until 2027 (following a 2022 anticipated REIT conversion). As strategic asset sales are, in Oasis’ view, key to unlocking shareholder value and reducing the stock price discount to net asset value, the REIT experiment is not in the best interest of stockholders.

•	Conduct a Robust Portfolio Asset Review: Stratus should form a committee tasked with conducting a strategic review of every asset in its portfolio. Stabilized assets should be slated for sale. For other assets in various stages of the development process, a net present value analysis should be made to determine whether the assets should be sold immediately or developed and then sold.

•	Construct a Timeline for Asset Sales: Based on the results of the portfolio review, an internal timeline of asset sales as well as a range of acceptable values should be compiled. An analysis of how the sale proceeds will be used should be provided as well. Although Oasis favors a return of cash to stockholders, if the Company’s balance sheet is overstretched, paying down debt may be more pressing. A portion of management’s compensation should be tied to meeting the goals of the review so that management be held accountable for implementation.

•	Identify Cost-Cutting Initiatives: A detailed analysis of expenses (both expensed and capitalized) should be completed to identify cost saving opportunities. Management should then commit to a dollar amount and timeline of when such costs will be reduced. A portion of management’s compensation should be tied to meeting the cost-cutting goals so that management be held accountable for execution.

Timeline of Key Interactions Between Oasis and Stratus Leading up the Filing Of this Proxy Statement

On January 11, 2017, the Company and Oasis entered into a board representation and standstill agreement (the “Board Representation and Standstill Agreement”) pursuant to which Ella Benson was appointed to the Board.

On September 2, 2020, Ms. Benson, on behalf of Oasis, sent a letter to the CEO of the Company calling for the Board to be refreshed—the Legacy Board Members in particular—with new, diverse and independent directors. In the letter Oasis offered to work collaboratively with Stratus to identify new Board candidates that meet this criteria.

On September 14, 2020, an outside representative of the Company notified Ms. Benson that the Board planned to form a special committee (the “Special Committee”) in response to Ms. Benson’s and Oasis’ letter and that the Special Committee would include every member of the Board, including the Legacy board Members, except for Ms. Benson who would be excluded from the Committee. At that time Ms. Benson was the only female member of the Board. For the avoidance of doubt, we wish to clarify that the Board chose to exclude the only diverse member of the Board from a committee tasked with responding to the Board’s diversity issues.

On September 18, 2020, Ms. Benson resigned from the Board. Oasis delivered a notice to the Board that the Board Representation and Standstill Agreement would be terminated effective as of the close of business on September 25, 2020.

______________________________

7 For a detailed analysis of Stratus’ failure to execute on its five year plan, see the Oasis Presentation.

5

On September 22, 2020, four days after Ms. Benson resigned from the Board, the Company announced the adoption, without shareholder approval, of a Poison Pill (defined below) that would prohibit shareholders from acquiring more than 9.8% of the Company’s Common Stock. The Company stated that it was adopting the Poison Pill to “protect stockholder interests” as it explored converting to a REIT. The Poison Pill contained an “acting in concert” provision that sought to aggregate the holdings of shareholders working together for purposes of triggering the poison pill.

On October 6, 2020, Oasis issued a public letter to the stockholders of the Company, criticizing the Board’s exclusion of Ms. Benson from the special committee as well as the Board’s adoption of the Poison Pill without a shareholder vote.

On November 16, 2020, Oasis’ outside counsel sent a letter to the Board noting that the “terms of the [Poison] Pill appear to be deliberately ambiguous and potentially raise significant issues under Delaware law”. The letter asked the Board to confirm that certain basic activities and communications amongst shareholders would not trigger the Poison Pill. The letter concluded by advising the Board that if it was “unable to confirm each of the above, it will be clear that adoption of the Poison Pill was in breach of your fiduciary duties under Delaware law as an improper entrenchment device, and the Pill itself is illegal and unenforceable.”

On November 23, 2020, the Company responded to Oasis’ letter regarding the Poison Pill and confirmed that the basic activities and communications amongst shareholders outlined by Oasis would not trigger the Poison Pill.

On December 31, 2020, Oasis sent the Board a notice (the “Oasis Notice”) of its intent to (i) nominate two individuals, Ms. Benson and Jaime Eugenio De La Garza Diaz, for election to the Board at the Annual Meeting and to (ii) submit a non-binding stockholder proposal to increase the size of the Board by one director and appoint Laurie L. Dotter to fill the newly created vacancy.

On January 15, 2021, the Stratus Board, without informing Oasis, called and conducted an impromptu phone interview with Mr. De La Garza Diaz.

On January 18, 2021, the Stratus Board, without informing Oasis, called and conducted an impromptu phone interview with Ms. Dotter.

On January 18, 2021, Oasis’ outside legal counsel submitted a request to the Company to examine certain of the Company’s shareholder lists (the “Shareholder Record Request”), pursuant to relevant state law.

On January 20, 2021, the Company’s outside counsel sent Oasis’ outside counsel a proposed settlement term sheet. The term sheet did not contemplate the removal or replacement of any member of the Board, including the Legacy Board Members, nor did it contemplate the appointment of either of Ms. Benson or Mr. De La Garza Diaz. Rather the Company proposed appointing a new director of its choice without any input from Oasis, as well as Ms. Dotter. No members of the Board, including the Legacy Board Members, would step down under the Company’s proposed settlement.

On January 25, 2021, Oasis’ outside counsel replied on behalf of Oasis with a counter-offer to appoint Ms. Benson and Mr. De La Garza Diaz to the Board in place of two of the Legacy Board Members.

On January 26, 2021, the Company’s outside counsel responded to the Shareholder Record Request with a proposed confidentiality agreement related to the Shareholder Record Request.

On February 2, 2021, the Company and Oasis executed a confidentiality agreement related to the Shareholder Record Request.

On February 2, 2021, the Company’s outside counsel sent a letter to Ms. Benson, intimating, without providing any details, basis or source, that she may have breached her fiduciary duty obligations of director confidentiality while a member of the Board (the “Baseless Letter”).

On February 3, 2021, Oasis outside counsel responded to the intimated accusations set forth in the Baseless Letter and made clear that it was impossible for Ms. Benson to have breached her fiduciary duties in the manner set forth in the Baseless Letter and pointed the Company to its own Board minute records as proof of this.

On March 1, 2021, Oasis released an investor presentation, outlining its detailed plan for “A Better Stratus”, one that includes corporate governance reform, executive compensation overhaul, board refreshment and a strategic review of the Company’s assets.

On March 26, 2021, the Company filed its preliminary proxy statement.

On March 29, 2021, Oasis filed its preliminary proxy statement.

On April 12, 2021, the Company filed its definitive proxy statement.

On April 14, 2021, Oasis filed its definitive proxy statement.

We urge stockholders to vote FOR each of the Nominees and the Proposal Nominee on the GOLD proxy card.

6

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company’s Proxy Statement, the Board currently consists of seven directors divided into three classes. The terms of two Class II directors expire at the Annual Meeting and, based on the Company’s Proxy Statement, we expect there will be two directors elected at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees, each of whom is independent of the Company. Even if all of the Nominees are elected, the Nominees will represent a minority of the members of the Board, and therefore there can be no assurance that they can implement the actions that they believe are necessary to enhance stockholder value.

If successful in our proxy solicitation, the Board will be composed of our Nominees and the Proposal Nominee — Ella Benson, Jamie Eugenio De la Garza Diaz, and Laurie L. Dotter8 — and incumbent directors William H. Armstrong III, Kate B. Henriksen, James E. Joseph, Michael D. Madden and Charles W. Porter. If elected, each of the Nominees will serve three-year terms until the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board.

Stockholders who return the GOLD proxy card will only be able to vote for the Nominees listed on the card. You can only vote for the Company’s director nominees by signing and returning the white proxy card provided by the Company, by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting or by voting via the Internet or toll-free telephone number provided in the Company’s Proxy Statement. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Nominees:

Ella Benson
Age; Address	35; 300 W. 6th Street, Suite 1550, Austin, TX 78701
Occupation	See below
Experience

Ella Benson has served as an analyst at Oasis Capital Advisors LLC, a private investment management firm, since 2013. Ms. Benson also served as an analyst at GAM USA, Inc., an independent global asset management firm, from 2009 to 2013, and at Greenhill and Company, an investment bank, from 2008 to 2009 and during the summer of 2007.

Ms. Benson served on the board of directors of Stratus Properties Inc. (“Stratus”) from 2017 to September 18, 2020, where she served on the Compensation Committee and was the only female director.

Ms. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin.

Skills & Qualifications	Ms. Benson’s qualifications to serve as a director include her experience serving on the board of directors of Stratus as well her experience as an investor working with public companies that are undergoing strategic transitions. In addition, and as Stratus has previously stated in its 2020 proxy statement, her experience in analyzing financial statements and capital allocation decisions will provide positive contributions and an institutional shareholder perspective to judgments made at the board level.

Jamie Eugenio De la Garza Diaz
Age; Address	59; 11520 Overlook Pass, Austin, TX 78738
Occupation	See below

8 Oasis notes that the proposal to appoint Ms. Dotter is advisory in nature and that it would ultimately be up to the Company, at its discretion, to appoint Ms. Dotter to the Board.

7

Experience

Jaime Eugenio De la Garza Diaz is the Founder and has served as the Chief Executive Officer of Trango Capital, LLC, a financial consulting company with a focus on real estate, manufacturing and technology industries, since 2016. From 2013 until 2015, Mr. De la Garza Diaz served as the President and the Chief Executive Officer of Corporate Properties of the Americas, one of the largest developers and operators of industrial real estate properties in Mexico, where he also served as the Chief Financial Officer from 2003 to 2013. From 1999 to 2003, as the Founder of KB Consulting SA de CV, Mr. De la Garza Diaz provided consulting services to, among others, North American Development Bank, Hewlett Packard and Alterra Partners. Mr. De la Garza Diaz worked as a finance director for International Water Ltd., a water and waste water project developer and operator jointly owned by the Bechtel Group and United Utilities Plc, from 1995 to 1999; and as an investment officer for International Finance Corp., part of the World Bank Group, providing investment, advisory and asset-management services, from 1991 to 1995. From 1989 until 1990, Mr. De la Garza Diaz worked as operations manager at Schlumberger Limited, an oilfield services company, where he also worked as a field engineer, from 1983 to 1989.

Mr. De la Garza Diaz has served as a member of the Board of Directors of FIBRA Macquarie (FIBRAMQ:MM), a Mexican public REIT with approximately 35 million square feet of commercial real estate under management, since 2017; Lámina Desplegada, S.A. de C.V., a Mexican steel manufacturing company, since 2016; and Roman Manufacturing, a wall paper adhesive manufacturer. Previously, Mr. De la Garza Diaz served as a member of the Board of Directors of Sterling Creek Holdings, Inc., a company that provides data and valuation enhancing tools to private companies (2017-2020), the International Accelerator, an Austin-based company providing seed funding and other unique services to non-US citizen Founders and CEOs (2017-2020), and InSyBio Inc., a bioinformatics pioneer company focused on developing computational frameworks and tools for personalized healthcare (2017-2019).

Mr. De la Garza Diaz received his MBA from INSEAD in France, and his BSc. in Mechanical and Electrical Engineering from I.T.E.S.M. in Mexico.

Skills & Qualifications	Mr. De la Garza Diaz’s qualification to serve as the director include his extensive senior management experience in the real estate industry, including as CEO of a real estate consulting company and his extensive experience on the board of various public and private companies.

We urge stockholders to vote FOR each of the Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Corporate Governance Guidelines as adopted by the Board on March 26, 2013 and as amended through August 6, 2020 (the “Corporate Governance Guidelines”); (ii) the Nasdaq Listing Rules; and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the Nasdaq Listing Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

We refer stockholders to the Company’s Proxy Statement for the biographies and other important information regarding the members of the Board in the classes of directors that are not up for election at the Annual Meeting.

Each of the Nominees has entered into nominee agreements pursuant to which Oasis has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify him or her against, and with respect to, any losses that may be incurred by him or her in the event he or she becomes a party to litigation based on his or her nomination as a candidate for election to the Board and the solicitation of proxies in support of his or her election. The Nominees will not receive any compensation from Oasis or its affiliates for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. Oasis does not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by Oasis.  If Oasis determines to add or substitute nominees, whether because the Company expands the size of the Board or increases the number of directors at the Annual Meeting subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Company’s Amended and Restated Bylaws (the “Bylaws”) and the Company’s Proxy Statement, directors shall be elected by a plurality of the votes cast, meaning the two director nominees who receive the highest number of shares voted “FOR” their election will be elected to the Board. Abstentions are therefore not applicable and will have no effect on the outcome of Proposal 1.

8

We urge you to sign and return our GOLD proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, (“Okapi”), toll free at (877) 566-1922 or collect at (212) 297-0720.

We Recommend a Vote FOR each of the Nominees on the GOLD proxy card.

9

PROPOSAL 2: ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

According to the Company’s Proxy Statement, the Company will provide shareholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (“NEOs”). While this vote is advisory in nature, the Company’s Proxy Statement states that “our board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program.”

According to the Company’s Proxy Statement, the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

“RESOLVED, That the stockholders of Stratus Properties Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.”

We encourage all shareholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

According to the Company’s Proxy Statement, the shareholder vote on this Proposal 2 is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee of the Board.

We recommend voting AGAINST Proposal 2 because we do not believe the Company’s compensation practices are currently construed in the best interest of the Company and its shareholders. Currently, and as influenced by the Legacy Board Members, there is no formula that directly ties pay to performance, a poor governance reality that has led to incongruities in executive compensation. For example, over the last three years the Company’s CEO has earned in excess of $5mm in total compensation while shareholders have earned -14% on their investment over the same period.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2.

We Recommend a Vote AGAINST Proposal 2 on the GOLD proxy card.

10

PROPOSAL 3: RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the shareholders of the Company. The Company’s Proxy Statement indicates that the Audit Committee of the Board has appointed BKM Sowan Horan, LLP (“BKM”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending, December 31, 2021. BKM has audited the financial statements of the Company since 2010.

The Company’s Proxy Statement states that if shareholders do not ratify the appointment, the Audit Committee will consider the adverse vote as an indication that it should reconsider the appointment of BKM. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 3.

We Recommend a Vote FOR Proposal 3 on the GOLD proxy card.

11

PROPOSAL 4: RATIFICATION OF THE POISON PILL

According to the Company’s Proxy Statement, shareholders will be asked at the Annual Meeting to vote on a non-binding resolution to ratify the Rights Agreement, as amended, dated as of September 22, 2020 by and between the Company and Computershare Inc., as rights agent (the “Poison Pill”).

We believe shareholders should vote AGAINST the proposal to ratify the Poison Pill, as we believe that the Poison Pill only does harm as it repels potential takeovers and seeks to intimidate shareholders from working together. If the Company was truly trying to protect shareholder value as it claims in the Company’s Proxy Statement, we believe that the Company would have sought shareholder approval prior to adopting the Poison Pill, and not merely seek advisory ratification after the fact as it is doing here.9

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 4 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 4.

We Recommend a Vote AGAINST Proposal 4 on the GOLD proxy card.

9 For a thorough analysis of our opposition to the Poison Pill, see the Oasis Presentation.

12

PROPOSAL 5: ADVISORY VOTE ON EXPANDING THE BOARD AND APPOINTING THE PROPOSAL NOMINEE

As the Company’s Board is staggered—an entrenchment mechanism that inhibits stockholders from voting annually on the election of all of the Board’s directors—Oasis was limited to nominating two Nominees through Proposal 1 at the Annual Meeting. Because Oasis believes that stockholders would benefit by adding additional independent voices to the Board, in addition to the two Nominees, Oasis is giving stockholders the opportunity to vote for Laurie L. Dotter, a respected real-estate veteran with decades of experience in the real estate investment industry that includes public company and real-estate board experience. As evidenced by her professional biography below, Ms. Dotter would be a valuable addition to this Board.

This proposal will be presented at the Annual Meeting as a non-binding advisory proposal to the Board. Oasis is submitting the Proposal because the Board is classified such that stockholders can only vote for the election of two directors at the Annual Meeting and the Board has the exclusive power, at the exclusion of stockholders, to set the size of the board.

The non-binding advisory proposal will be presented in the following form:

“RESOLVED, that the stockholders of Stratus Properties Inc. (the “Corporation”) request that the Board of Directors of the Corporation (the “Board”) increase the size of the Board by one director and appoint Laurie L. Dotter to fill the newly created vacancy.”

The stockholder vote on this Proposal 5 is advisory, which means that it is not binding on the Company or the Board.

Proposal Nominee:

Laurie L. Dotter
Age; Address	60; 3615 W Lawther Drive, Dallas, Texas 75214
Occupation	See below
Experience

Laurie L. Dotter has served in executive leadership roles in several investment companies that delivered attractive investment returns on commercial real estate operating companies, development and management companies, and portfolios requiring repositioning to enhance value. Ms. Dotter has served as an investment advisory board member at Employee Retirement System of Texas, since 2019, and Texas Treasury Safekeeping Trust Company, since 2009. Ms. Dotter has also served as a member of the Board of Directors of Lifespace Communities, Inc., a not-for-profit organization that owns and operates senior living communities, and its predecessor since 2018. From 2010 to 2016, she served as President of Transwestern Investment Group, and then as the founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. Ms. Dotter also served as an executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Ms. Dotter worked as the director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998; and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Ms. Dotter currently serves as an Advisor at Dottid, a company focused on developing comprehensive work flow technology to maximize revenue generation for commercial real estate. She also currently is an Advisor to the Investment Committee of the Board of Children’s Health System of Texas, providing interim investment portfolio oversight and a review of the System’s governance framework.

Ms. Dotter served as a member of the Board of Directors of Parkway Properties (“Parkway”), a national commercial real estate company, from 2010 to 2016, where she served as the Chair of Parkway’s Audit Committee and a member of its Compensation Committee. She was elected by her peers to serve as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010.

Ms. Dotter received her Bachelor’s degree in Business Administration from Texas A&M University and also holds a CPA license in the State of Texas.

13

Skills & Qualifications	Ms. Dotter’s qualification to serve as a director include her decades of experience in the real estate investment industry, including as Founding Partner of a suite of real estate investment vehicles with a multi-billion dollar capitalization, as well as her public company board experience in the real-estate industry including as the Chair of Parkway’s Audit Committee.
We urge stockholders to vote FOR Proposal 5 on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if appointed, the Proposal Nominee will be considered an independent director of the Company under (i) the Corporate Governance Guidelines; (ii) the Nasdaq Listing Rules; and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the Nasdaq Listing Rules, however, a final determination as to the independence of the Proposal Nominee will not be made until after her appointment to the Board.

We refer stockholders to the Company’s Proxy Statement for the biographies and other important information regarding the members of the Board in the classes of directors that are not up for election at the Annual Meeting.

The Proposal Nominee has entered into a nominee agreement pursuant to which Oasis has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify her against, and with respect to, any losses that may be incurred by her in the event she becomes a party to litigation based on her nomination as a candidate for appointment to the Board and the solicitation of proxies in support of her appointment. The Proposal Nominee will not receive any compensation from Oasis or its affiliates for her services as a director of the Company if appointed. If appointed, the Proposal Nominee will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

The Proposal Nominee has agreed to being named as a Proposal Nominee in this Proxy Statement and has confirmed her willingness to serve on the Board if appointed. Oasis does not expect that the Proposal Nominee will be unable to be appointed, but, in the event that the Proposal Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by Oasis.  If Oasis determines to add or substitute nominees, whether because the Company expands the size of the Board or increases the number of directors at the Annual Meeting subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 5 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 5.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, (“Okapi”), toll free at (877) 566-1922 or collect at (212) 297-0720.

We Recommend a Vote FOR Proposal 5 on the GOLD proxy card.
14

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, April 8, 2021, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to info@okapipartners.com or mailing them to Oasis, c/o Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR” each of the Nominees listed in Proposal 1, “AGAINST” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, and “FOR” Proposal 5 set forth in this Proxy Statement.

How should I vote on each proposal?

Oasis recommends that you vote your shares on the GOLD proxy card as follows:

“FOR” each of the Nominees standing for election to the Board named in this Proxy Statement (Proposal 1);

“AGAINST” the advisory proposal to approve the compensation of the Company’s named executive officers (Proposal 2);

“FOR” the ratification of the Company’s selection of independent registered public accounting firm (Proposal 3);

“AGAINST” the advisory proposal to ratify the Poison Pill (Proposal 4); and

“FOR” the non-binding advisory proposal to expand of the board by one seat, with Laurie L. Dotter (the “Proposal Nominee”) to fill the newly created vacancy (Proposal 5).

How many shares must be present to hold the Annual Meeting?

Under the Bylaws, the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of any business at the Annual Meeting. Abstentions will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum is present of for voting purposes. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

15

What vote is needed to approve each proposal?

Proposal 1 – Election of Directors. According to the Company’s Proxy Statement, directors shall be elected by a plurality of the votes cast, meaning the two director nominees who receive the highest number of shares voted “FOR” their election will be elected to the Board. Abstentions are therefore not applicable and will have no effect on the outcome of Proposal 1.

THE ONLY WAY TO SUPPORT ALL OF THE OASIS NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR” EACH OF THE NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

Proposal 2. According to the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2.

Proposal 3. According to the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 3.

Proposal 4. According to the Company’s Proxy Statement, the approval of Proposal 4 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 4.

Proposal 5. According to the Company’s Proxy Statement, the approval of Proposal 5 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 5.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, if you receive proxy materials from or on behalf of both Oasis and the Company, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Because Oasis has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Oasis. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Stratus, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. Voting “WITHHOLD” for any of the Company’s nominees on its proxy card or voting “ABSTAIN” is not the same as voting for the Nominees because a vote withheld or abstained for any of the Company’s nominees will not count as a vote “FOR” the Oasis Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll free at (877) 566-1922 or collect at (212) 297-0720.

16

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Oasis, c/o Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036 or to the secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact Okapi toll free at (877) 566-1922 or collect at (212) 297-0720.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Oasis, c/o Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Oasis, the Nominees, and the Proposal Nominee. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. Oasis will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Oasis has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Oasis will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Oasis will also participate in the solicitation of proxies in support of the Nominees and the Proposal Nominee. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Oasis has retained Okapi to provide solicitation and advisory services in connection with this solicitation. Okapi will be paid a fee not to exceed $200,000 based upon the campaign services provided. In addition, Oasis will reimburse Okapi for its reasonable out-of-pocket expenses and will indemnify Okapi against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ up to 25 persons to solicit the Company’s stockholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Oasis. Costs of this proxy solicitation are currently estimated to be approximately $450,000. We estimate that through the date hereof, Oasis’ expenses in connection with the proxy solicitation are approximately $225,000. If successful, Oasis may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Oasis does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of two of the Nominees, if both are elected, the Proposal Nominee, and four of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

17

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Secretary of the Company at 212 Lavaca St., Suite 300, Austin, Texas 78701. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning Oasis?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this proxy statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2021 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this proxy statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at https://www.abetterstratus.com.

18

CONCLUSION

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Oasis Management Company Ltd. Seth Fischer
Ella Benson Eugenio De la Garza Diaz Laurie L. Dotter

19

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by Oasis Management Company Ltd. (“Oasis”) and Seth Fischer (“Mr. Fischer” and together with Oasis, the “Oasis Parties”), the Nominees and the Proposal Nominee.

As of the close of business on April 8, 2021, the Participants may be deemed to beneficially own, in the aggregate, 1,125,690 shares of Common Stock, representing approximately 13.67% of the Company’s outstanding shares of Common Stock. The percentages contained herein are based upon 8,234,828 shares of Common Stock outstanding as of the Record Date, as reported in the Company’s Proxy Statement.

Of the 1,125,690 shares of Common Stock beneficially owned in the aggregate by the Participants: (a) 1,123,065 shares of Common Stock are held by Oasis; (b) 1,123,065 shares of Common Stock may be deemed to be beneficially owned by Mr. Fischer by virtue of his control of Oasis; and (c) 2,625 shares of Common Stock may be deemed to be beneficially owned by Ms. Benson.

Each of the Oasis Parties expressly disclaims beneficial ownership of the shares of Common Stock held by Ms. Benson, and Ms. Benson expressly disclaims beneficial ownership of the shares of Common Stock held by each of the Oasis Parties.

The business address of Oasis is Ugland House, PO Box 309 Grand Cayman, KY1-1104, Cayman Islands. The business address of Mr. Fischer is c/o c/o Oasis Compliance, Oasis Management (Hong Kong), 25/F, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong.

The principal business of (i) Oasis is to serve as investment manager to a variety of private investment funds and (ii) Mr. Fischer is to supervise and conduct all investment activities of Oasis.

The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” beginning on page 7. The principal business address, along with the principal occupation, of the Proposal Nominee is disclosed in the section titled “PROPOSAL 5: ADVISORY VOTE ON EXPANDING THE BOARD AND APPOINTING THE PROPOSAL NOMINEE” beginning on page 13.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

20

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Oasis Management Company Ltd.

Date	Common Stock Acquired (Disposed)
12/11/2019	(2,000)
12/12/2019	(200)

Ms. Benson

Vesting Date	Amount Vested
09/01/2018	500
09/01/2019	850
09/01/2020	1,275

Restricted Stock Units (pursuant to non-employee director awards under the Corporation’s 2017 Stock Incentive Plan)

Ms. Benson

Grant Date	Amount Granted*
09/01/2017	2,000
09/01/2018	1,400
09/01/2019	1,700
09/01/2020	2,200

*RSUs vest ratably over the first four anniversaries of the grant date during service on Board. 4,675 of these RSUs were forfeited on September 18, 2020.

21

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR” each of the Nominees by taking three steps:

● SIGNING the enclosed GOLD proxy card,

● DATING the enclosed GOLD proxy card, and

● MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN STRATUS’ WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Stratus, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Stratus by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2021 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2021 Annual Meeting to Okapi or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll-Free: (877) 566-1922

22

Form of GOLD Proxy Card

STRATUS PROPERTIES INC.

Proxy Card for 2021 Annual Meeting of Stockholders

Scheduled for June 4, 2021 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY OASIS MANAGEMENT COMPANY LTD. AND CERTAIN OF ITS AFFILIATES (“OASIS”, “WE” OR “US”), THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”) AND THE INDIVIDUAL NAMED IN PROPOSAL 5 (THE “PROPOSAL NOMINEE”)

THIS BOARD OF DIRECTORS OF STRATUS PROPERTIES INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Ella Benson, Seth Fischer, Mark Harnett, Patrick McHugh and Eleazer Klein, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Stratus Properties Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Company scheduled to be held on Friday, June 4, 2021 at 8:30 a.m. Central Standard Time at the W Austin Hotel, 200 Lavaca Street, Austin, Texas 78701, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to Oasis a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR” each of the nominees listed in Proposal 1, “AGAINST” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, and “FOR” Proposal 5. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters. No assurance can be given that the Company’s nominees will serve if elected with any of the Nominees.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK

We recommend that you vote “FOR EACH” of the Nominees below:

Proposal 1 – Election of the two individuals nominated by Oasis to serve as directors.

Nominees:	FOR	WITHHOLD
a. Ella Benson b. Jamie Eugenio De la Garza Diaz	❑ ❑	❑ ❑

We recommend that you vote “AGAINST” Proposal 2:

	FOR	AGAINST	ABSTAIN
Proposal 2 – Company proposal to vote to approve, by a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers.	❑	❑	❑

We recommend that you vote “FOR” Proposal 3:

	FOR	AGAINST	ABSTAIN
Proposal 3 – Company proposal to ratify the Company’s appointment of BKM Sowan Horan, LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.	❑	❑	❑

We recommend that you vote “AGAINST” Proposal 4:

	FOR	AGAINST	ABSTAIN
Proposal 4 – Company proposal to approve, by a non-binding advisory vote, the Rights Agreement (the “Poison Pill”) by and between the Company and Computershare, Inc.	❑	❑	❑

We recommend that you vote “FOR” Proposal 5:

	FOR	AGAINST	ABSTAIN
Proposal 5 – Shareholder proposal to approve, by a nonbinding advisory vote, the expansion of the Board by one director and the appointment of Laurie L. Dotter to fill the newly created vacancy.	❑	❑	❑
23

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.